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                                                                   EXHIBIT 10.43


LEASE AGREEMENT ENTERED INTO BY REFUGIO GEFFROY DE FLOURIE, (HEREINAFTER REFERRED TO AS THE "LESSOR"), MEADE INSTRUMENTS MEXICO, S. DE R. L. DE C.V. (HEREINAFTER REFERRED TO AS THE "LESSEE"), REPRESENTED BY MR. ROBERT WOOD III AND MEADE INSTRUMENTS HOLDING CORP. (HEREINAFTER REFERRED TO AS THE "GUARANTOR") REPRESENTED BY MR. ROBERT WOOD III, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES. ALSO PRESENT WAS PARQUE INDUSTRIAL VALLE DEL SUR, S.A. DE C.V. (HEREINAFTER "PVS").

                                 R E C I T A L S

I. PVS represents and warrants:

A. PVS is a corporation duly organized and existing according to the laws of Mexico, as evidenced through Public Instrument No. 138,504, dated September 13, 1996, granted before Mr. Gabriel Moreno Mafud, Notary Public No. 2 for the City of Tijuana, State of Baja California, Mexico, the first notarized copy of which was recorded in the Public Registry of Property and Commerce of the City of Tijuana, State of Baja California, Mexico under Number 5'089,490, Commerce Section, on October 15, 1996.

B. Mr. Cesar Fernando Parra Jaramillo is duly authorized to execute this agreement on behalf of PVS .

C. PVS is the owner with full possession and clear title to a fraction of lot 4, block 201, in Fraccionamiento Valle Del Sur II, in Tijuana Baja California, as evidenced with public instrument number 144,433, dated April 20, 1998, which was granted before Notary Public No. 2 for the City of Tijuana, duly recorded in the Public Registry of the Property and Commerce under entry number 5'139,584, Civil Section, a copy of which is attached hereto as Exhibit "A", with an area of approximately 4,904 square meters (hereinafter referred to as the "Leased Premises"). A drawing of which show the exact location as well as a description of the referred piece of Lease Premises is attached hereto as Exhibit "B", being an integral part hereof.

D. PVS has promised to irrevocably transfer to the LESSOR the LEASED PREMISES on or before August 31st, 1999, thus allowing the LESSOR to immediately erect fences and make improvements on and around the LEASED PREMISES.

E. It has obtained official documentation from the competent authorities to define the industrial use of the Leased Premises.

F. The LEASED PREMISES has access to water, sewer, electric, public lighting, and to telephone capacity to support the requirements of LESSEE.

G. PVS consents to this Lease.

II. LESSOR represents and warrants:

A. She is a citizen of Mexico, duly registered in the Taxpayers Registry.

B. On or before August 31st, 1999, LESSOR shall be the rightful owner with full possession and clear title to the LEASED PREMISES.

C. That with PVS' consent they can can freely dispose of the LEASED PREMISES.

D. For purposes of this Agreement , its principal address is: Boulevard Pacifico #14533, Parque Industrial Pacifico, Tijuana, Baja California.

E. It is willing to perform on the Leased Premises, certain Improvements as hereinafter defined in Section 2 below, to form an integral part of the Leased Premises.

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F. The Leased Premises are free and clear of any liens, encumbrances, and any other limitations of domain, except for easements, covenants and other restrictions or utility easements, the Permitted Encumbrances, as may be defined in the final official version of the subdivision permit (the Subdivision Permit).

G. The Lessor has the authority to enter into this Agreement, which authority has not been revoked or limited.

H. It is willing to lease the LEASED PREMISES to the LESSEE, pursuant to the terms and conditions of this agreement.


III. LESSEE hereby states that:

A. It is a Limited Liability Company duly organized and existing according to the Laws of the Mexican Republic, as evidenced by deed No. 180, dated October 21, 1998, granted before Mr. Joaquin Oseguera Iturbide, Public Broker No. 16 for the State of Baja California.

B. Mr. Robert A. Wood III evidences to be duly authorized to execute this agreement, and further states that such authority has not been limited or revoked in any manner whatsoever.

C. For the purposes of this agreement its domicile is located at the LEASED PREMISES.

D. It wishes to lease from the LESSOR the LEASED PREMISES pursuant to the terms and conditions hereunder.

IV. GUARANTOR hereby states that:

A. It is a corporation duly organized and existing according to the Laws of California.

B. Mr. Robert A. Wood III evidences to be duly authorized to execute this agreement through power of attorney, and further states that such authority has not been limited or revoked in any manner whatsoever.

C. For the purposes of this agreement its domicile is located at 6001 Oak Canyon, Irvine, California, 92620, U.S.A.; attention: General Counsel.

D. It wishes to guaranty each and every one of the obligations of the LESSEE hereunder.

IN VIEW OF THE FOREGOING, the parties hereto agree as follows:

                                  C L A U S E S

FIRST.  LEASE AND DELIVERY.

The LESSOR hereby leases to the LESSEE and the LESSEE hereby leases from LESSOR the LEASED PREMISES referred to in I.A. above and the Improvements, which are located at Lot 4, Block 201, in Tijuana, B.C., Mexico, and described in Exhibits "A" and "B" hereto.


SECOND.   IMPROVEMENTS.

2.1 LESSOR, at LESSOR's own cost and expense shall perform all work, provide all labor, furnish all new materials, and obtain all certificates and permits necessary to construct an industrial facility with an area of approximately 26,522 square feet on the LEASED PREMISES (hereinafter "LESSOR's Improvements"or "Improvements") in accordance with the preliminary drawings, specifications, schedule of work and construction terms (collectively the "Drawings and Specifications") set forth by the parties

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and attached hereto as Exhibit "D". The parties agree that within a term of 30 days as of the date hereof, a final set of drawings and specifications shall be submitted by LESSOR to LESSEE for final approval and to be ultimately attached hereto as Exhibit "D".

2.2. By approval of the Drawings and Specifications, LESSEE shall not be liable for the technical compliance of any of the terms and specifications set forth in exhibit "D" hereto. The approval by LESSEE is for general arrangement only, unless otherwise noted, and does not relieve LESSOR of full responsibility for the proper and correct design, construction and erection of the improvements as required.

2.3. LESSOR will perform all constructions with respect to LESSOR's Improvements in accordance with all laws, ordinances, regulations, orders of governmental authorities, and Park Regulations which are attached hereto as Exhibit "E". LESSOR shall indemnify and hold harmless LESSEE from any and all claims, assessments by government authorities, including but not limited to Social Security Institute Workers, Housing Institute and Tax Authorities, as well as from damages and costs resulting from or arising out of LESSOR's lack of performance of any of its obligations for construction of Improvements, and installation of fixtures, machinery and equipment to the Leased Premises required hereunder.

2.4. LESSOR acknowledges and agrees that LESSEE may request changes in the design and specifications of the Improvements, provided such changes do not affect the cost thereof or the work schedule for construction of same (the "Work Schedule"). In the event such changes affect the cost of the Improvements or the work schedule, LESSOR and LESSEE shall jointly determine the effects of the change in cost and any extension to such schedule. The Preliminary construction schedule is attached hereto as Exhibit "F".

2.5. LESSOR shall diligently complete the Improvements on the Leased Premises, in accordance with the Drawings and Specifications, in order that LESSEE may use and occupy such Improvements pursuant to the following schedule:

a) Beneficial Occupancy of Leased Premises July 15, 1999.
b) Final Occupancy of the Leased Premises August 1, 1999.

For purposes hereof, Beneficial and Final Occupancy shall be defined as follows:

         Beneficial Occupancy.- Shall be defined as the delivery to LESSEE of the manufacturing portion of the Improvements including walls, roof, doors, floor slabs, docks and inside paint, with utilities, temporary or permanent, including temporary restroom facilities (although permanent restrooms will not be ready) and access readily available, in order that LESSEE may move in its equipment into the Leased Premises and begin construction of certain improvements, and that such equipment and any of lessee's improvements that may be installed, be secured and not be damaged by weather or the process of construction.

         Final Occupancy.- Shall be defined as the substantial completion of all works and interior finishing of the industrial and office areas of the Improvements and all exterior and infrastructure Improvements pursuant to the agreed upon Drawings and Specifications, as evidenced by a completion certificate issued by LESSEE (the "Completion Certificate") to permit LESSEE to commence utilization of the Leased Premises and all Improvements for the unencumbered conduct of its business, excluding non functional minor cosmetic items, or a punch list of items not to exceed a total construction cost of US $50,000.00 Dollars of the Improvements established pursuant to exhibit "D". In the event cost of construction of punch list items exceed the amount of US $50,000.00 Dollars, Final Occupancy date shall be deferred in accordance with following Section 2.8.

2.6 At all times following the execution of this Lease Agreement, LESSEE and/or its representative shall have the right to enter the Leased Premises to inspect the progress of construction of the Improvements, and LESSOR shall place the construction log and any construction reports available at the disposal of LESSEE and/or its representative, in order that LESSEE and/or its representatives may continuously

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appraise the construction of the Improvements. Accordingly, the LESSEE shall have the right to appoint a construction supervisor, whether a firm or an individual, to ascertain that the construction works are carried out as per the agreed upon Drawings and Specifications and Work Schedule.

2.7 Should LESSOR fail to conclude construction of the initial Improvements in order that LESSEE may occupy the Leased Premises on the date of Beneficial Occupancy set forth herein above, LESSEE shall be entitled to (i) receive as liquidated damages the abatement of two (2) days of rent for each calendar day the initial Improvements are not concluded pursuant to exhibit "D" and clause 2.5B hereof, which define the Improvements to be completed as of said date, and
(ii) to complete the Improvements at its cost and expense if the delivery of said Beneficial Occupancy is delayed more than 30 (Thirty) days, in which case the LESSEE shall have the right to offset the costs which it may have incurred in the completion of the Improvements against future rents, provided however, that prior to such completion LESSEE must (i) secure competitive quotations from at least 3 (three) qualified contractors ("Contractors") doing business in Tijuana, Baja California, (ii) submit the Contractor's quotations in writing to LESSOR, and (iii) retain the services of the Contractor selected by LESSOR. In the latter case, should LESSOR fail to select a Contractor to complete the Improvements, LESSEE may retain the services of the Contractor which may have submitted the lowest bid. This abatement shall apply towards the sixth, and if applicable, following months on which LESSEE commences to effect rental payments as set forth herein.

Despite any such penalty and/or rental abatement, nothing contained herein shall extend the date of Final Occupancy or diminish the liquidated damages that LESSEE is entitled to receive in the event LESSOR fails to provide LESSEE with Final Occupancy on the date set forth in paragraph 2.5 above.

2.8. Furthermore, should LESSOR fail to complete construction of the Improvements pursuant to exhibit "D" on or before the date of Final Occupancy of the Leased Premises, LESSEE shall be entitled to (i) receive as liquidated damages the amount corresponding to two (2) days rent for each calendar day of delay following the projected date of Final Occupancy, and (ii) to complete the Improvements at its cost and expense if the delivery of said Final Occupancy is delayed more than 10 (Ten) days, in which case the LESSEE shall have the right to offset the costs which it may have incurred in the completion of the Improvements against future rents, provided however, that prior to such completion LESSEE must (i) secure competitive quotations from at least 3 (three) qualified contractors ("Contractors") doing business in Tijuana, Baja California, (ii) submit the Contractor's quotations in writing to LESSOR, and
(iii) retain the services of the Contractor selected by LESSOR. In the latter case, should LESSOR fail to select a Contractor to complete the Improvements, LESSEE may retain the services of the Contractor which may have submitted the lowest bid. Notwithstanding the foregoing, should construction of the Improvements be stopped or suspended for any reason, including but not limited to the lack of permits and/or authorizations from the competent authorities, for a term of thirty or more cumulative calendar days, then, in either case, LESSEE, at its option, may terminate this agreement, and LESSOR agrees to immediately reimburse LESSEE all security deposits and/or advanced rent that LESSEE might have delivered to LESSOR to such date under the terms of this Agreement, such amount to generate interests at the yearly rate of 18% , until total and complete reimbursement to LESSEE. If such is the case, the due and prompt reimbursement of all deposits and/or advanced rent is hereby guaranteed by the LESSOR and Ms. Beatrix Y. Sanders. Any abatement hereunder shall apply towards the first, and if applicable, following months on which LESSEE commences to effect rental payments as set forth herein. The parties acknowledge and agree that the date of Final Occupancy shall be extended for a term equivalent to delays attributable to LESSEE or LESSEE's contractors or subcontractors, acts of God or force majeure.

THIRD.  OCCUPANCY BY LESSEE.

LESSEE shall use the LEASED PREMISES for industrial purposes in accordance with its corporate purpose, subject to the provisions that regulate the land use and the ecology.

In view of the foregoing.

3.1. LESSEE may, at its own risk and expense, install in the LEASED PREMISES such fixtures, equipment and furniture as it may deem necessary, provided, that such items are installed and are removed without damage to the LEASED PREMISES.

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3.2. LESSEE shall repair all material damages caused to the LEASED PREMISES during the installation or removal of the fixtures, equipment and furniture mentioned in the preceding paragraph.

3.3. LESSEE shall perform the installation or removal of its equipment and furniture in accordance with all applicable laws, ordinances, and regulations, being liable for any violations thereto.

3.4. The LESSEE agrees to retrieve such fixtures, equipment and/or furniture it may have installed in the LEASED PREMISES on or before the date of termination of this lease, or else within 60 (sixty) days following of termination of this lease or any renewal thereto provided the LESSEE pays the corresponding monthly rent hereunder. Should the LESSEE fail to retrieve such fixtures, equipment and/or furniture from the LEASED PREMISES as provided above, the LESSOR shall be entitled to either retrieve such fixtures, equipment, furniture and/or improvements from the LEASED PREMISES at the LESSEE's risk and expense, or deem that said fixtures, equipment and/or furniture have been left in the LEASED PREMISES by the LESSEE to gratuitously inure in favor of the LESSOR. For purposes hereof, the LESSEE acknowledges that none of such fixtures, equipment and or furniture are to be construed as useful improvements to the LEASED PREMISES.

3.5. LESSEE may not materially modify the basic structure, facade or basic public services of the LEASED PREMISES, nor it may perform any works or make material alterations without the LESSOR's prior written consent. For the purposes hereof, a modification to the LEASED PREMISES shall be considered as non-material if the cost thereof does not exceed the amount of $25,000.00 (Twenty Five Thousand Dollars 00/100 Currency of the United States of America) and does not affect the basic structure or facade of the LEASED PREMISES. In any event, LESSEE shall promptly inform LESSOR of any such works or alternatives.

FOURTH.- TERM OF THE LEASE AND DELIVERY OF THE LEASED PREMISES.

4.1. The term of this lease shall be for a period of ten (10) years binding for LESSEE and LESSOR, unless extended pursuant to the provisions hereof, (hereinafter the "Initial Lease Term" or the "Initial Term of this Lease"). The term of this Lease shall commence as of the date (hereinafter the "Lease Commencement Date") of Final Occupancy, which shall be the date of acceptance of the Improvements by LESSEE evidenced through the issuance of the Completion Certificate. It is contemplated that such Final Occupancy shall occur on August 1, 1999 or afterwards as the case may be under the terms of Section 2.8 above.

4.2.Rent Commencement Date: The first month's rent shall be due upon Final Occupancy. All adjustments to the rent as per Sections 5.4 below above shall occur on the anniversary of the Lease Commencement Date.

4.3. Notwithstanding the provisions of paragraph 2.5 above. LESSOR expressly acknowledges and agrees that LESSEE may enter into the Leased Premises at any time during construction of the Improvements with the purpose of making initial installations of LESSEE improvements, provided it does not thereby unreasonably interfere with LESSOR's construction of the Improvements. It is further understood that LESSEE's entrance into the Leased Premises at any time prior to LESSEE's issuance of the Completion Certificate pursuant to Section 2.5B, shall at no time be construed as LESSEE's acceptance of all or any part of the Improvements.

4.4. This lease shall be automatically extended for three (3) additional five
(5) year terms, unless the LESSEE informs the LESSOR otherwise in writing and at least 180 (One Hundred and Eighty) days before the end of the original term or of any of its extensions, of its intent of terminating this agreement on such original date of termination or on the date of termination of any such extensions.

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FIFTH.  RENT.

5.1. From the COMMENCEMENT DATE, and payable in advance during the first 5
(five) days of each month provided the LESSEE be furnished with an invoice which fully complies with the tax laws in force on the date of payment, the LESSEE shall pay to the LESSOR, as monthly rent, at its address or any other address as instructed by the LESSOR or its assignee, as the case may be, the amount of $5,669.67 Dollars (Five Thousand Six Hundred and Sixty Nine 67/100 U.S. Cy.) at its equivalent in Mexican Currency, in the understanding that the rent for the first twelve (12) months of this lease shall be paid from the amounts deposited with the LESSOR hereunder.

The monthly rent for years 2 through 15 shall be the following:

Start rate:       $ 5,669.67 per month
Year 2:           $ 9,198.36 per month
Year 3:           $ 9,382.32 per month
Year 4:           $ 9,569.96 per month
Year 5:           $ 9,761.36 per month

Year 6:           $ 9,382.32 per month
Year 7:           $ 9,569.96 per month
Year 8:           $ 9,761.36 per month
Year 9:           $ 9,956.58 per month
Year 10:          $10,155.72 per month

Year 11:          $ 9,761.36 per month
Year 12:          $ 9,956.58 per month
Year 13:          $10,155.72 per month
Year 14:          $10,358.83 per month
Year 15:          $10,566.00 per month


5.2. If the COMMENCEMENT DATE of this Lease is a day other than the first day of a calendar month, the amount of this first monthly rental payment which is equal to the pro rata portion of the first calendar month that the Leased Premises will have been occupied by LESSEE; and the amount of the final rental payment hereunder shall be that pro rata portion of the usual monthly rental payment which is equal to the pro rata portion of the last calendar month during which this Lease shall be in effect.

5.3. For purposes of calculating the monthly rent, the parties shall use the rate of exchange to discharge obligations denominated in a foreign currency published in the Official Gazette of the Federation by Banco de Mexico on the day of payment or on the immediately preceding business day in case the day of payment is a holiday for the banking institutions of Mexico, and in lieu thereof, the rate of exchange which may replace it.

5.4. In case of late payment, the LESSEE agrees to pay to the LESSOR liquidated damages at a rate of 1.5% (one point five percent) per month starting as of the day which immediately follows that on which the LESSEE requests LESSOR the payment of the corresponding monthly rent in writing.

SIXTH.  INSURANCE

6.1. During the life of this Lease, the LESSEE, shall obtain and maintain in full force and effect the following insurance policies, copy of which shall be furnished by the LESSEE to the LESSOR upon the latter's demand:

         6.1.1. Insurance to cover the LESSEE and the LESSOR against any civil liability claims, demands, lawsuits or actions, or against the accidents or decease of any person, or from any damages to the goods of any third party in connection with the use by the LESSEE of the LEASED PREMISES. The corresponding insurance policy shall cover an insurable value of at least $ 100,000.00 dollars (One Hundred Thousand 00/100 U.S. Cy.).

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         6.1.2. Insurance in favor of the LESSOR which shall cover the LEASED
PREMISES against fire, lightning, explosion, falling aircraft collision, smoke, storms, hail, vehicle damage, earthquakes, strikes, riots, civil commotion, vandalism, flood, and/or any others risks covered under the so called "extended coverage" (including windows and gas tanks). Notwithstanding the foregoing, LESSEE's obligation to obtain insurance to coverage against earthquakes shall be limited to pay up to the amount of $2,500.00 (Two Thousand Five Hundred Dollars 00/100 U.S. Cy.) per year. The corresponding insurance policy shall cover an insurable value of at least $550,000.00 Dollars (Five Hundred Fifty Thousand Dollars and 00/100 U.S. Cy.).

6.2. The insurance policies referred to in paragraph 6.1. above shall be obtained with any insurance company authorized to do business in Mexico acceptable to the LESSOR. Likewise, the policies shall provide that the same may not be amended without the prior written authorization of the LESSOR. Additionally, said insurance policies shall provide that they shall not be subject to cancellation or change, except after at least 30 (thirty) days written notice to the LESSOR.

6.3. The minimum coverages mentioned in paragraph 6.1.1 and 6.1.2 above shall be annually increased at a rate of 3% per annum.

SEVENTH.  TAXES AND COSTS.

7.1. The LESSOR shall be responsible of payment of the income and assets taxes to which it is obligated. On its part, the LESSEE shall be responsible for the payment or reimbursement to the LESSOR of the property taxes (not to exceed $500.00 (Five Hundred Dollars 00/100 U.S. Cy. per year), the I.V.A. tax and any other taxes which may be levied upon the LEASED PREMISES, or which may derive from this Lease or from the use of the same by the LESSEE. LESSOR shall submit a copy of the corresponding tax receipts to LESSEE promptly after the receipt thereof.

7.2. Unless otherwise stated herein, all other costs, fees and/or any other related cost caused or to be caused in connection with this Lease or the use by LESSEE of LEASED PREMISES shall be solely borne by the LESSEE.

7.3. This Lease shall be recorded in the Public Registry of Property and Commerce at LESSOR's sole cost and expense, and hence agree to ratify the same at the recorders office or elsewhere when so required by LESSEE.

EIGHTH.-  REPAIRS AND MAINTENANCE.

8.1. LESSOR.

8.1.1. Notwithstanding section 7.2, after written notice from the LESSEE, the LESSOR shall repair the structural defects of the exterior walls and roof of the LEASED PREMISES, including leaks and gutters, unless caused by a material misuse by LESSEE of the LEASED PREMISES. The parties further agree that the repair of such structural defects shall be deemed as the only necessary repairs for which the LESSOR shall be responsible hereunder. LESSEE shall inform to the LESSOR in writing of any repairs which may be necessary hereunder within the 2 (two) business days following that on which the LESSEE noticed the damage. LESSOR shall proceed diligently to make such repairs as soon as practically possible, and shall continue to do so until the same are completed.

Notwithstanding the foregoing, should the LESSOR fail to complete such repairs within the thirty (30) days following LESSEE's notice, the LESSEE may proceed, without any obligation, to make and/or complete said repairs, provided however, that prior to such completion LESSEE must (i) secure competitive quotations from at least 3 (three) qualified contractors ("Contractors") doing business in Tijuana, Baja California, (ii) submit the Contractor's quotations in writing to LESSOR, and (iii) retain the services of the Contractor selected by LESSOR. In the latter case, should LESSOR fail to select a Contractor to complete the Improvements, LESSEE may retain the services of the Contractor which may

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have submitted the lowest bid, in which case the LESSEE shall have the right to offset the cost it may have incurred in said connection against future rents.

8.1.2. The LESSOR shall not be responsible, nor have the obligation to repair the damages caused by the LESSEE's negligence, or the negligence of LESSEE's workers, clients, contractors or guests.

8.2. LESSEE.

8.2.1. LESSEE shall be responsible for the repairs to the damages suffered in the LEASED PREMISES other than those referred to in clause 8.1.1 hereinabove. The damages referred to in this paragraph include, but are not limited to, the damages and maintenance that shall be given to the external (aboveground) plumbing and sewage systems, telephone, gas, as well as for the equipment, interior walls, interior and exterior painting, floor slab, ceilings, air conditioning and ventilation systems and appliances, heaters, doors and windows, glass, docks, dock levels, landscaping, lighting, electrical, etc., of the LEASED PREMISES, and in general, everything not considered a structural repair under clause 8.1.1. above. All repairs made by LESSEE must be equal in quality and kind to the original work. All the expenses resulting from LESSEE's negligence in the LEASED PREMISES, or from a violation of the obligations of the LESSEE set forth herein, shall be borne by the LESSEE.

8.2.2. The LESSEE shall maintain the LEASED PREMISES and its improvements free from any liens. LESSEE shall maintain all parts of the Leased Premises in a neat, clean and orderly condition.


NINTH.-  LIMITATION OF LIABILITY AND INDEMNIFICATION.

9.1 Except for intentional or negligent acts or omissions of LESSOR's agents or employees, the LESSOR shall not be liable to LESSEE for any loss or damage of any kind or nature caused by the intentional or negligent acts or omissions of LESSEE or other occupants of the Industrial Park or of adjacent property, or the public, or other causes beyond the control of the LESSOR, including, but not limited to failure to furnish or any interruption of any utility or other services in or about the LEASED PREMISES.

LESSEE recognizes that additions, replacements and repairs to the Industrial Park will be made from time to time. Accordingly, the LESSOR shall make its best efforts not to substantially interfere with LESSEE's use and enjoyment of the LEASED PREMISES.

9.2. If the LESSOR is held responsible for any obligation undertaken by the LESSEE, the LESSEE agrees to indemnify and hold LESSOR harmless from any and all claims for damages or losses of any kind, arising from negligent acts or omission of LESSEE or its contractors, licensees, agents, invitees, or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the LEASED PREMISES, or the areas adjoining the LEASED PREMISES and against all cost and expenses, including attorney's fees, incurred thereby, and to restore or reimburse any of such costs and expenses to the LESSOR.

9.3 LESSOR warrants that the LEASED PREMISES have not been previously used for any industrial or commercial purpose and that it is free from any hazardous and/or toxic substances as presently defined in applicable legislation. LESSOR agrees to indemnify and hold LESSEE harmless from any and all claims or liability which may arise in connection therewith. Furthermore, LESSOR shall cause that any and all tenants or owners of property adjacent to the LEASED PREMISES comply with all laws and regulations pertaining to toxic or hazardous waste or substances and agrees to hold LESSEE free and harmless from any and all claims or liabilities which may arise therefrom.

9.4 Upon expiration or termination of this Lease, and at LESSOR's request, LESSEE shall issue a certificate of the environmental condition of the LEASED PREMISES.

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TENTH.-  UTILITY SERVICES.

LESSEE agrees to request directly from the corresponding utility companies that the public services the LESSEE may need be rendered by such companies, and shall promptly pay for any and all utilities, capacity charges and related services furnished to the LESSEE in the LEASED PREMISES, including but not limited to water, gas, electricity, and telephone charges. A complete list of utility services available in the Industrial Park and those utilities and improvements being supplied by the LESSOR to LESSEE or to the Leased Premises is attached as Exhibit "G".

Accordingly, LESSOR warrants that the utilities listed in Exhibit "G" shall be readily available, and that the corresponding development connection fees have already been paid.

ELEVENTH.-  ASSIGNMENT AND SUBLETTING.

11.1 The LESSEE may not assign its rights and obligations under this agreement, nor may it sublet the LEASED PREMISES, unless it obtains the prior written authorization of the LESSOR, which authorization shall not be unreasonably withheld.

11.2 To the extent commercially reasonable, the LESSOR shall be entitled to assign, in whole or in part, its rights under this agreement. Consequently, the LESSEE hereby grants authorization to the LESSOR so that the latter may formalize the assignments of rights which it may deem appropriate.

TWELFTH.   ACCESS TO THE LEASED PREMISES.

12.1 The LESSOR or its authorized representatives shall have the right to enter the LEASED PREMISES during all of LESSEE's business hours, and in emergencies at all times, to make repairs, additions, or alterations to the LEASED PREMISES which it may be authorized or obligated to do under this Lease, but only after proper written notice from LESSEE of such emergency or situation.

12.2 Only after written consent from LESSEE, LESSOR may have the right to show the LEASED PREMISES to any prospective clients. Likewise, within 90 (ninety) days prior to the effective date of termination of this Lease, the LESSOR shall have the right to post the signs which it may deem appropriate in the facade of the LEASED PREMISES in order to promote the same.

12.3 Except in case of emergency, the LESSOR shall give notice to the LESSEE before entering the LEASED PREMISES, and the LESSEE shall have the right to escort any representatives of the LESSOR and prospective clients.

THIRTEENTH.-  DAMAGE OR DESTRUCTION.

13.1.   TOTAL

In the event the whole or substantial part of the LEASED PREMISES are damaged or destroyed so as to impede the LESSEE's operation for the purposes for which the same were leased, both LESSOR and LESSEE shall jointly determine within 10 (ten) days from such destruction, whether the LEASED PREMISES can be restored within the following 4 (four) months. If the LESSOR or the LESSEE determine that the LEASED PREMISES cannot be restored within the following 4 (four) months, either the LESSOR or the LESSEE shall have the right and option to immediately terminate this Lease Agreement by means of a written notice to the other party. If the LESSOR and the LESSEE determine that the LEASED PREMISES can be restored within said 4 (four) month period, the LESSOR shall, at its own expense, proceed diligently to reconstruct the LEASED PREMISES, using primarily the monies which may be received from the corresponding insurance policies, thus waiving any right to receive rental payments while the LEASED PREMISES are rebuilt. On the other hand, if the LESSOR and the LESSEE fail to agree as to feasibility of the timely reconstruction of the LEASED PREMISES, said issue shall be resolved by means of a binding arbitral procedure under paragraph 19.5 herein below. In any event the term of this Lease shall be extended according to the actual time of reconstruction of the LEASED PREMISES.

13.2 PARTIAL.

In the event the referred damages do not prevent the LESSEE, in a substantial way, from continuing the normal operation of its business on the LEASED PREMISES, as determined by LESSEE, the LESSOR or the LESSEE, as the case may be, shall repair said damages under the terms of clause EIGHTH above. In said case the rent hereunder shall be abated according to the actual square footage occupied by the LESSEE during the reconstruction phase. Should the LESSEE determine that the damages in question do prevent LESSEE in a substantial way from continuing the normal operation of its business on the LEASED PREMISES, the LESSEE shall have the right to terminate this Lease after 30 (thirty) days of signing the LESSOR's the corresponding termination notice.

13.3. If the damage in question is caused by a negligent or willful act of the LESSEE or its employees, the LESSEE agrees to punctually pay the rent hereunder.

13.4 If this Lease is terminated for the reasons stated in this clause, the LESSEE shall have a right of first refusal to lease the new building to be constructed upon the LEASED PREMISES.

FOURTEENTH.-  CONDEMNATION.

14.1 In the event the whole LEASED PREMISES are taken by expropriation, for any public or quasi-public use or purposes, this Lease shall terminate and conclude on the date that the possession is taken by the condemnor.

14.2 If part of the LEASED PREMISES are taken by condemnation or by right or eminent domain, or for public or quasi-public use or purpose for a period equal to or in excess of the un-expired Lease Term, the LESSEE shall have the right to terminate this Lease. Should the LESSEE wish to continue with the Lease, said Lease shall continue in full force and effect, and LESSOR shall, at its own expense, within 30 (thirty) days of the notice of condemnation or eminent domain be received, repair and restore the Building not so taken, to as complete an architectural unit as possible, possessing as much of the same usefulness, design and construction as were possessed by the Building immediately before such taking or condemnation. During the period required for repair and restoration, the rental hereinabove reserved shall be abated proportionately to the usable space remaining.

14.3 Taking by condemnation or eminent domain shall include: the exercise of any similar government power and sale and purchase or other disposition of the LEASED PREMISES in Mexican Law, regulation or governmental order which physically prevents LESSEE from using all or part of the LEASED PREMISES.

FIFTEENTH.- COVENANTS AND RESTRICTIONS OF THE PARK.

15.1 The LESSEE agrees to be bound by the terms and conditions of the covenants and restrictions of Parque Industrial Valle del Sur II (the "Industrial Park"), which are attached hereto as Exhibit "E" and form an integral part of this agreement.

15.2 Accordingly, the LESSEE agrees to pay in advance to the Industrial Park's Association, and in a semiannual basis, the maintenance fee provided for in the covenants and restrictions of the Industrial Park, according to the total area of the land where the LEASED PREMISES are built at a rate of $0.50 (Fifty cents U.S. Cy.) per square meter per year.

SIXTEENTH.  GUARANTIES.

16.1 LESSOR hereby acknowledges to have received from LESSEE, as deposit, the amount of $68,036.00 Dollars (Sixty Eight Thousand Thirty Six Dollars 00/100 U.S. Cy.) in order to guarantee its obligations hereunder. Said deposit shall be applied towards the rent of the first twelve months of this lease, or else reimbursed to the LESSEE, without interest after the LEASED PREMISES are returned within 10 (ten) days following the termination of this Lease or any of its extensions, in the understanding that the due and prompt reimbursement to LESSEE of all deposits and/or advanced rent is hereby jointly guaranteed by the LESSOR and Ms. Beatrix
Y. Sanders.

16.2 On the other hand, the GUARANTOR hereby delivers to the LESSOR a guaranty under the terms of the "Guaranty of Lease" which is attached hereto as Exhibit "H". Accordingly, GUARANTOR hereby agrees to be jointly responsible for the obligations of the LESSEE, waiving the preference rights granted to it under the law.

16.3 In case of early termination for any cause attributable to the LESSEE, the LESSOR shall be entitled to keep any amounts delivered to the LESSOR as prepaid rent or deposit, regardless of any other rights which the LESSOR may be entitled to.

SEVENTEENTH.  NOTICES.

17.1 Any notice to be given to the LESSOR under this Lease shall be sent to the address mentioned in recital I.C. or to such other addresses which may from time to time be notified by the LESSOR to the LESSEE.

17.2 Any notice to be given to the LESSEE under this Lease shall be addressed to the LEASED PREMISES with a copy to Meade Instruments, Corp. at the address shown in Recital III c. above.

17.3 Said notices shall be in writing, and shall be delivered personally to the legal representative of the party in question, or sent by certified mail, postage prepaid to the addresses mentioned above, in which case the corresponding notice shall be deemed delivered 14 (fourteen) days after the date of mailing thereof.

EIGHTEENTH.-  LESSEE'S  DEFAULT.

18.1 After written notice from LESSOR, and provided that they remain uncured 30 (thirty) days after said notice, each of the following shall be a default of the
LESSEE:

          18.1.1 In case the LESSEE fails to surrender the LEASED PREMISES upon the expiration of the term expressed in clause FOURTH above.

          18.1.2 The LESSEE's failure to pay any monthly rent due and payable hereunder.

          18.1.3 Default in the performance of any of the LESSEE's material covenants, agreements or obligations hereunder.

          18.1.4 The filing of a petition of bankruptcy against the LESSEE and/or the GUARANTOR, said petition remaining undischarged for a period of 120 (one hundred and twenty) days.

          18.1.5 In case of an attachment, execution or other judicial seizure of a substantially part of LESSEE's and/or GUARANTOR's assets, such attachment, execution or other seizure remaining undismissed or undischarged for a period of 120 (one hundred and twenty) days after the levy thereof.

          18.1.6 In case of the appointment of a trustee or receiver to take possession of all or substantially all of LESSEE's and/or GUARANTOR's assets.

NINETEENTH.- MISCELLANEOUS.

19.1 In case any party fails to execute any action against the other as to protect a certain right under this Lease, said failure shall not be construed as a waiver of any other rights derived herefrom.

19.2 This Lease may only be modified by written agreement signed by the authorized representatives of the parties hereto. Furthermore, the parties agree that the LESSOR shall not have the power to amend this Lease Agreement so as to reduce the rent, decrease the term or modify or negate any substantial obligation without the written consent of LESSEE. Such obligation shall continue until the LESSEE notifies in writing that the LESSOR has complied with all the LESSOR's obligations or has paid all amounts owed to the abovementioned party, in the understanding that if the LESSOR fails to obtain the LESSEE quote s approval to carry out the foregoing, the amendment of the terms and conditions above mentioned shall have no effect whatsoever against the LESSEE.

19.3 In case any party hereto exercises an action against the other to demand the performance of this Lease, the prevailing party shall be entitled to reasonable attorney's fees.

19.4 This lease contains the entire agreement between the parties as to the subject matter matter hereof, thus superseding any prior agreements between them, whether written or oral.

19.5 In case any competent court declares that any provision hereunder is null and void, the remaining clauses continue in full effect.

19.6 The parties agree that this Lease shall be governed by the laws of State of Baja California. For everything pertaining to the interpretation and compliance of this Lease the parties hereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

Notwithstanding the foregoing, for any matter related to the construction or reconstruction of the Improvements, the parties agree to submit their differences to binding arbitration procedures under the terms of the Rules for International Arbitration of the American Arbitration Association. Said arbitration shall take place in the English language, with a sole arbitrator selected by the American Arbitration Association. The arbitration shall take place in San Diego, California. Each party shall be responsible of their own costs and expenses of arbitration and in regard to fees and expenses of the arbitrator such cost and expenses shall be evenly split amongst the parties. The arbitration findings and ruling shall be deemed final and not subject to appeal.

19.7 The parties agree that this Lease is executed in the English language, in the understanding that a Spanish version which will control will be entered into by all the parties hereto before a Notary Public or Public Broker within the 15 (fifteen) days following the execution hereof, so that in turn the same be recorded in the Public Registry of Property at the LESSOR's and LESSEE's cost and expense.

IN WITNESS WHEREOF, the parties have executed this Lease in the places and on the dates stated hereinbelow.

            LESSOR                                       LESSEE

Mrs. Refugio Geffroy Flourie,                Meade Instruments Mexico
                                             S. de R.L. de C.V.

By: /s/ Refugio Geffroy Flourie              By: /s/ Robert A. Wood III
    --------------------------------             -------------------------------
Name: Refugio Geffroy Flourie                Name: Mr. Robert A. Wood III
Date:             , 1999                     Date:   8/16/99
      ------------                                 -----------------------
Place: San Diego, CA                         Place: Tijuana B.C. Mexico
                                                    -------------------

PVS                                          GUARANTOR
PARQUE INDUSTRIAL                            MEADE INSTRUMENTS HOLDING, CORP.
VALLE DEL SUR, S.A. DE C.V.

By: /s/ Cesar Fernando Parra Jaramillo       By: /s/ Robert A. Wood III
    ----------------------------------           -------------------------------
Name: Mr. Cesar Fernando Parra Jaramillo     Name: Mr. Robert A. Wood III
Date:             , 1999                     Date:   8/16/99
      ------------                                 ---------------
Place:                                       Place: Tijuana B.C. Mexico
      --------------------------

Ms. Beatrix Y. Sanders

/s/ Beatrix Y. Sanders
----------------------
Date:
     --------------
Place:
      ----------

         WITNESS                                              WITNESS

       [illegible]
---------------------------                       ------------------------------

AMENDMENT TO A CERTAIN LEASE AGREEMENT ENTERED INTO BY AND BETWEEN REFUGIO GEFFROY DE FLOURIE (HEREINAFTER REFERRED TO AS THE "LESSOR"), MEADE INSTRUMENTS MEXICO, S. DE R. L DE C.V. (HEREINAFTER REFERRED TO AS THE "LESSOR"), REPRESENTED BY MR. MARK PETERSON, MEADE INSTRUMENTS HOLDING CORP. (HEREINAFTER REFERRED TO AS THE "GUARANTOR") REPRESENTED BY MR. MARK PETERSON, AND MS. BEATRIX Y. SANDERS (HEREINAFTER REFERRED TO AS "MS. SANDERS"), PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.

                                    RECITALS

THE PARTIES HERETO HEREBY STATE:

a) To have executed a lease agreement on August 16, 1999 (hereinafter the "AGREEMENT") with respect to the land and building located at lot 4, block 201, in Fraccionamiento Valle Del Sur, in Tijuana Baja California.

b) That LESSOR has requested to LESSEE that the proposed date of acquisiton by the LESSOR of the LEASED PREMISES be extended so that the same be carried out on or before December 31, 1999.

         3) That as a consideration for the previously mentioned accommodations, LESSOR has offered to reduce the mandatory term of the AGREEMENT to five (5) years instead of the originally agreed upon term of ten (10) years.

         4) that in view of the proposed changes, it is necessary to modify various provisions of the AGREEMENT accordingly.

         5) That the powers of the parties' representatives have not been limited or revoked in any manner whatsoever.

In view of the foregoing, the parties hereto agree as follows:

C L A U S E S

FIRST.- In exchange for the Acquisition Extension, the parties to the AGREEMENT agree to amend Recitals I.D and II.B, as well as Clause 4.1 and 4.4 thereof, so that as of the date of execution hereof the referred recitals and clause read as follows:

         "I. D. PVS has promised to irrevocably transfer to the LESSOR the LEASED PREMISES on or before December 31, 1999, thus allowing the LESSOR to immediately erect fences and make improvements on and around the LEASED PREMISES."

         "II.B. On or before December 31, 1999, LESSOR shall be the rightful owner with full possession and clear title to the LEASED PREMISES."

         "4.1. The term of this lease shall be for a period of five (5) years binding for LESSEE and LESSOR, unless extended pursuant to the provisions hereof, (hereinafter the "Initial Lease Term" or the "Initial Term of this Lease"). The term of this Lease shall commence as of the date (hereinafter the "Lease Commencement Date") of Final Occupancy, which shall be the date of acceptance of the Improvements by LESSEE evidenced through the issuance of the Completion Certificate. It is contemplated that such Final Occupancy shall occur on August 1, 1999 or afterwards as the case may be under the terms of Section 2.8 above."

         "4.4. This lease shall be automatically extended for three (3) additional five (5) year terms, unless the LESSEE informs the LESSOR otherwise in writing and at least 180 (One Hundred and Eighty) days before the end of the original term or of any of its extensions, of its intent of terminating this agreement on such original date of termination or on the date of termination of any such extensions."

SECOND.- The parties agree that the unamended portions of the AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement in the places and on the dates stated hereinbelow.


LESSOR                                          LESSEE
MRS. REFUGIO GEFFROY FLOURIE                    MEADE INSTRUMENTS MEXICO,
                                                S. de R.L. de C.V.

By: /s/ Refugio Geffroy Flourie                 By: /s/ Mark Peterson
    -----------------------------------             ----------------------------
Name: Refugio Geffroy Flourie                   Name: Mr. Mark Peterson
Date:                                           Date:
      ---------------------------------              ---------------------------
Place: San Diego, CA.                           Place: Irvine, CA.


PVS                                             GUARANTOR
PARQUE INDUSTRIAL VALLE                         MEADE INSTRUMENTS HOLDING,
DEL SUR                                         CORP.

By: /s/ Cesar Fernando Parra Jaramillo          By: /s/ Mark Peterson
    -----------------------------------             ----------------------------
Name: Mr. Cesar Fernando Parra                  Name: Mr. Mark Peterson
         Jaramillo
Date:                                           Date:
      ---------------------------------              ---------------------------
Place: San Diego,  CA.                          Place: Irvine, CA.


Ms. Beatrix Y. Sanders

/s/ Beatrix Y. Sanders
-----------------------------------
Date:
     ------------------
Place: San Diego, CA.

SECOND AMENDMENT TO A CERTAIN LEASE AGREEMENT ENTERED INTO BY AND BETWEEN REFUGIO GEFFROY DE FLOURIE (HEREINAFTER REFERRED TO AS THE "LESSOR"), MEADE INSTRUMENTS MEXICO, S. DE R.L. DE C.V. (HEREINAFTER REFERRED TO AS THE "LESSEE"), REPRESENTED BY MR. MARK PETERSON, MEADE INSTRUMENTS HOLDING CORP. (HEREINAFTER REFERRED TO AS THE "GUARANTOR") REPRESENTED BY MR. MARK PETERSON, MS. BEATRIX Y. SANDERS (HEREINAFTER REFERRED TO AS "MS. SANDERS"), ON HER OWN BEHALF, AND PARQUE INDUSTRIAL VALLE DEL SUR, S.A. DE C.V. (HEREINAFTER REFERRED TO AS "PVS"), REPRESENTED BY MR. CESAR FERNANDO PARRA JARAMILLO, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.

R E C I T A L S

THE PARTIES HERETO HEREBY STATE:

a) That LESSOR and LESSEE, with the consent of PVS, executed a lease agreement on August 16, 1999 (hereinafter the "AGREEMENT") with respect to the land and building located at lot 4, block 201, in Fraccionamiento Valle Del Sur, in Tijuana, Baja California.

b) That during October 1999 they executed a first amendment to the AGREEMENT, copy of which is attached hereto for ease of reference.

c) That LESSOR has requested to LESSEE that the proposed date of transfer by PVS to the LESSOR of the LEASED PREMISES provided for in the AGREEMENT be extended so that the same be carried out on or before January 31st, 2000 (hereinafter the "Acquisition Date").

d) That as a consideration for the previously mentioned accommodations, LESSOR has offered to reduce the mandatory term of the AGREEMENT to five (5) years instead of the originally agreed upon term of ten (10) years.

e) That LESSEE has requested that the building which forms part of the LEASED PREMISES be expanded as per the drawings, specifications and calendar of works which are attached hereto as Exhibit D.1 (hereinafter referred to as the "Expansion").

f) That in view of the proposed changes, it is necessary to modify various provisions of the AGREEMENT accordingly.

g) That the powers of the parties' representatives have not been limited or revoked in any manner whatsoever.

In view of the foregoing, the parties hereto agree as follows:

C L A U S E S


FIRST.- LESSOR, at LESSOR's own cost and expense shall perform all work, provide all labor, furnish all new materials, and obtain all certificates, permits and all other authorizations, equipment or materials necessary to construct the Expansion to the existing industrial building which forms part of the LEASED PREMISES, wich when constructed will result in an additional 21,520 square feet, all in accordance with the preliminary drawings, specifications, schedule of work and construction terms (collectively the "Drawings and Specifications") set forth by the parties and attached hereto as Exhibit "D.1". The construction of the Expansion shall likewise be subject to the following terms and conditions.

1.1 The parties agree that within a term of 30 days from the date hereof, a final set of drawings and specifications shall be submitted by LESSOR to LESSEE for final approval and to be ultimately attached hereto as Exhibit "D.1", such final approval to be at LESSEE's sole discretion.

1.2 By approval of the Drawings and Specifications, LESSEE shall not be liable for the technical compliance of any of the terms and specifications set forth in exhibit "D.1" hereto. The approval by LESSEE is for general arrangement only, unless otherwise noted, and does not relieve LESSOR of full responsibility for the proper and correct design, construction and erection of the improvements as required.

1.3 LESSOR will perform all design, construction and erection with respect to the Expansion in accordance with all laws, ordinances, regulations, orders of governmental authorities, and Park Regulations including, without limitation, those attached to the AGREEMENT as Exhibit "E". The LESSOR shall assume all liability and labor responsibility for all personnel assigned to the performance of Expansion works, and agrees to strictly comply with all its obligations as employer with respect to said personnel under any applicable law. The LESSOR agrees to indemnify and hold LESSEE harmless in the event of any labor or other claim arising in any manner from the design, construction or erection of the Expansion including any claim by any worker or employee of the LESSOR or its Subcontractors. LESSOR shall also indemnify and hold harmless LESSEE from any and all claims, assessments by government authorities, including but not limited to Social Security Institute Workers, Housing Institute and Tax Authorities, as well as from damages and costs resulting from or arising out of LESSOR's lack of performance of any of its obligations for design, construction or erection of the Expansion, and installation of fixtures, machinery and equipment to the Expansion or the Leased Premises required hereunder.

1.4 LESSOR acknowledges and agrees that LESSEE may request changes in the design and specifications of the Expansion, provided such changes do not affect the cost thereof or the work schedule for construction of same (the "Work Schedule"). In the event such changes affect the cost of the Expansion or the work schedule, LESSOR and LESSEE shall jointly determine in writing the effects of the change in cost and any extension to such schedule. The Preliminary construction schedule is attached hereto as Exhibit "F.1".

1.5 LESSOR shall diligently complete the Expansion on the Leased Premises, in accordance with the Drawings and Specifications, in order that LESSEE may use and occupy such Expansion no later than April 30, 2000 (hereinafter referred to as the "Expansion Anticipated Completion Date"). By the Expasnion Anticipated Completion Date, LESSOR shall have substantially completed all works and interior finishing of the Expansion pursuant to the agreed upon Drawings and Specifications, as evidenced by a completion certificate issued by LESSEE (the "Expansion Completion Certificate") to permit LESSEE to commence utilization of the Expansion for the unencumbered conduct of its business, excluding non functional minor cosmetic items, or a punch list of items not to exceed a total construction cost of US $20,000.00 Dollars of the Expansion established pursuant to exhibit "D.1". In the event cost of construction of punch list items of the Expansion exceed the amount of US $20,000.00 Dollars, the Expansion Anticipated Completion Date shall be deferred in accordance with following Section
         1.11 herein below.

1.6 At all times following the execution of this Amendment, LESSEE and/or its representatives shall have the right to enter the Expansion works to inspect the progress of construction thereof, and LESSOR shall place the construction log and any construction reports available at the disposal of LESSEE and/or its representative, in order that LESSEE and/or its representatives may continuously appraise the construction of the Expansion. Accordingly, the LESSEE shall have the right to appoint a construction supervisor, whether a firm or an individual, to ascertain that the construction works are carried out as per the agreed upon Drawings and Specifications and Work Schedule.

1.7 The LESSOR will be held responsible for the coordination and cooperation with LESSEE and with the LESSOR's Subcontractors at the proper time as may be required to avoid interference with LESSEE'S operations.

1.8 The LESSOR shall take all necessary precautions, guards, signs, lights, notices and such protection as may be required by laws and regulations and as reasonably determined by the LESSEE for the protection of LESSEE's property, as well as adjacent property.

1.9 It shall be the duty of the LESSOR to keep the Leased Premises and adjoining premises free at all times from accumulations of waste material or rubbish related to the design, construction and erection to the Expansion, including those caused by the respective employees of the LESSOR and Subcontractors. The LESSEE shall remove all debris or rubbish from and around the locations of the Leased Premise and all tools, scaffolding and surplus materials, and leave the Leased Premises clean and acceptable to the LESSEE. LESSOR shall ensure that at all times during the construction of the Expansion there is an adequate number of exterior bathroom facilities (portable toilets) given the number of additional personnel on the property during such time.

1.10 LESSOR agrees to secure and protect itself, and shall secure any and all of its employees and subcontractors from any liability, claim of liability, expense, causes of action, loss or damage whatsoever for any injury, including death, to any person or property in the construction of the Expansion, it being the intent of this Agreement to protect and indemnify LESSEE from any and all loss arising out of or in connection with the design, construction and erection of the Expansion.

1.11 Should LESSOR fail to complete the construction of the Expansion pursuant to exhibit "D.1" on or before the date of Expansion Anticipated Completion Date, LESSEE and Guarantor shall be entitled to
         (i) receive as liquidated damages the amount corresponding to two (2) days rent for each calendar day of delay following the Expansion Anticipated Completion Date and (ii) to complete the Expansion at its cost and expense if the delivery of the Expansion is delayed more than 10 (Ten) days, in which case the LESSEE shall have the right to offset the costs which it may have incurred in the completion of the

         Expansion against future rents. Notwithstanding the foregoing, should construction of the Expansion be stopped or suspended for any reason, including but not limited to the lack of permits and/or authorizations from the competent authorities, for a term of thirty or more cumulative calendar days, then, in either case, LESSEE, at its option, may terminate the AGREEMENT, and LESSOR agrees to immediately reimburse LESSEE all security deposits and/or advanced rent that LESSEE might have delivered to LESSOR to such date under the terms of the AGREEMENT, such amount to generate interests at the yearly rate of 18% , until total and complete reimbursement to LESSEE. If such is the case, the due and prompt reimbursement of all deposits and/or advanced rent is hereby guaranteed by the LESSOR and Ms. Beatrix Y. Sanders. Any abatement hereunder shall apply towards the first, and if applicable, following months on which LESSEE commences to effect rental payments for the Expansion as set forth herein. The parties acknowledge and agree that the Expansion Anticipated Completion Date shall be extended for a term equivalent to delays attributable to LESSEE or LESSEE's contractors or subcontractors, acts of God or force majeure.

         Despite any such penalty and/or rental abatement, nothing contained herein shall extend the Expansion Anticipated Completion Date or diminish the liquidated damages that LESSEE is entitled to receive in the event LESSOR fails to provide LESSEE with occupancy on the Expansion Anticipated Completion Date.


SECOND. In order to properly document the new extension on the Acquisition Date and the effects of the Expansion in the AGREEMENT, the parties agree to amend Recitals I.C, I.D, II.B, and II.E, as well as Clause 4.1. , 4.4 , 5.1, 16.1 and
19.6 thereof, so that as of the date of execution hereof the referred recitals and clause read as follows:

         "I. C. PVS is the owner with full possession and clear title to a fraction of lot 4, block 201, in Fraccionamiento Valle Del Sur II, in Tijuana Baja California, as evidenced with public instrument number 144,433, dated April 20, 1998, which was granted before Notary Public No. 2 for the City of Tijuana, duly recorded in the Public Registry of the Property and Commerce under entry number 5'139,584, Civil Section, a copy of which is attached hereto as Exhibit "A", with an area of approximately 10,144 square meters (hereinafter referred to as the "Leased Premises"). A drawing which shows the exact location as well as a description of the referred piece of Lease Premises is attached hereto as Exhibit "B", being an integral part hereof."

         "I.D. PVS has promised to irrevocably transfer to the LESSOR the LEASED PREMISES on or before January 31st, 2000, thus allowing the LESSOR to immediately erect fences and make improvements on and around the LEASED PREMISES."

         "II.B. On or before January 31st, 2000, LESSOR shall be the rightful owner with full possession and clear title to the LEASED PREMISES."

         "II.E. It is willing to perform on the Leased Premises, certain Improvements as hereinafter defined in Section 2 below, as well as certain expansion works thereto (the "Expansion") described in exhibit "D.1" hereto. Both the Improvements and the Expansion shall form an integral part of the Leased Premises."

         "4.1. The term of this lease shall begin on the date of Final Occupancy (hereinafter the "Lease Commencement Date") and shall end five (5) years after the Expansion

         Completion Date. The term hereof shall be binding for LESSEE and LESSOR, unless extended pursuant to the provisions hereof (hereinafter the "Initial Lease Term" or the "Initial Term of this Lease"). For the purposes hereof, the term "Final Occupancy" shall be the date of acceptance of the Improvements by LESSEE evidenced through the issuance of the corresponding Completion Certificate, and the term "Expansion Completion Date" shall be the date of acceptance of the Expansion by LESSEE evidenced through the issuance of the corresponding Completion Certificate. It is contemplated that such Final Occupancy shall occur on August 1, 1999 or afterwards as the case may be under the terms of
         Section 2.8 above, and the Expansion Completion Date on March 31st, 2000."

         "4.4. This lease shall be automatically extended for three (3) additional five (5) year terms, unless the LESSEE informs the LESSOR otherwise in writing and at least 180 (One Hundred and Eighty) days before the end of the original term or of any of its extensions, of its intent of terminating this agreement on such original date of termination or on the date of termination of any such extensions."

         "5.1. From the COMMENCEMENT DATE, and payable in advance during the first 5 (five) days of each month provided the LESSEE be furnished with an invoice which fully complies with the tax laws in force on the date of payment, the LESSEE shall pay to the LESSOR, as monthly rent, at its address or any other address as instructed by the LESSOR or its assignee, as the case may be, the amount of $5,669.67 Dollars (Five Thousand Six Hundred and Sixty Nine 67/100 U.S. Cy.) at its equivalent in Mexican Currency, in the understanding that the rent for the first twelve (12) months of this lease shall be paid from the amounts deposited with the LESSOR hereunder (excluding a deposit amount of $34,736 to be held by Lessor for the term of this Agreement, afterwhich it shall be returned to Lessee as provided Clause 16.1).

         The monthly rent for years 2 through 15 shall be the following:

         Start rate:       $ 5,669.67 Uscy per month
         Year 2:           $ 9,198.36 Uscy per month
         Year 3:           $ 9,382.32 Uscy per month
         Year 4:           $ 9,569.96 Uscy per month
         Year 5:           $ 9,761.36 Uscy per month

         Year 6:           $ 9,382.32 Uscy per month
         Year 7:           $ 9,569.96 Uscy per month
         Year 8:           $ 9,761.36 Uscy per month
         Year 9:           $ 9,956.58 Uscy per month
         Year 10:          $10,155.72 Uscy per month

         Year 11:          $ 9,761.36 Uscy per month
         Year 12:          $ 9,956.58 Uscy per month
         Year 13:          $10,155.72 Uscy per month
         Year 14:          $10,358.83 Uscy per month
         Year 15:          $10,566.00 Uscy per month

         Additionally, as of the Expansion Completion Date the foregoing rental payments shall be increased by the amount of $8,350.00 Dollars (Eight Thousand Three Hundred and Fifty

         00/100, hereinafter the "Expansion Rent") per month as rental payments for the Expansion.

         The monthly Expansion Rent for years 2 through 15 shall be the following:

         Start rate:       $ 8,350.00 Uscy per month
         Year 2:           $ 8,517.00 Uscy per month
         Year 3:           $ 8,687.34 Uscy per month
         Year 4:           $ 8,861.09 Uscy per month
         Year 5:           $ 9,038.31 Uscy per month

         Year 6:           $ 8,687.34 Uscy per month
         Year 7:           $ 8,861.09 Uscy per month
         Year 8:           $ 9,038.31 Uscy per month
         Year 9:           $ 9,219.08 Uscy per month
         Year 10:          $ 9,403.46 Uscy per month

         Year 11:          $ 9,038.31 Uscy per month
         Year 12:          $ 9,219.08 Uscy per month
         Year 13:          $ 9,403.46 Uscy per month
         Year 14:          $ 9,591.53 Uscy per month
         Year 15:          $ 9,783.36 Uscy per month

         By way of example, the total rental pay payment for the Leased Premises during the second year of this lease, and once the Expansion is completed, shall be the result of adding the amount of $9,198.36 dollars (Nine Thousand One Hundred and Ninety Eight 36/100, currency of the United States of America) plus the amount of $8,517.00 dollars (Eight Thousand Five Hundred and Seventeen 00/100, currency of the United States of America), that is the amount of $17,715.36 dollars (Seventeen Thousand Seven Hundred and Fifteen 36/100, currency of the United States of America)."

         "16.1 LESSOR hereby acknowledges to have received from LESSEE, as deposit, the amounts of $68,036.00 Dollars (Sixty Eight Thousand Thirty Six Dollars 00/100 U.S. Cy., hereniafter the "First Security Deposit"), and $16,700.00 (Sixteen Thousand Seven Hundred 00/100 U.S. Cy., hereniafter the "Second Security Deposit") in order to guarantee its obligations hereunder. Said deposits shall be applied towards the rent of the first twelve months of this lease, or else reimbursed to the LESSEE, at LESSOR's sole discretion, without interest after the LEASED PREMISES are returned within 10 (ten) days following the termination of this Lease or any of its extensions, in the understanding that the due and prompt reimbursement to LESSEE of all deposits and/or advanced rent is hereby jointly guaranteed by the LESSOR and Ms. Beatrix Y. Sanders."

         "19.6 The parties agree that this Lease shall be governed by the laws of State of Baja California. For everything pertaining to the interpretation and compliance of this Lease the parties hereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

         Notwithstanding the foregoing, for any matter related to the construction or reconstruction of the Improvements or the Expansion, the parties agree to submit their differences to binding arbitration procedures under the terms of the Rules for

         International Arbitration of the American Arbitration Association. Said arbitration shall take place in the English language, with a sole arbitrator selected by the American Arbitration Association. The arbitration shall take place in San Diego, California. Each party shall be responsible of their own costs and expenses of arbitration and in regard to fees and expenses of the arbitrator such cost and expenses shall be evenly split amongst the parties. The arbitration findings and ruling shall be deemed final and not subject to appeal."


THIRD. Accordingly, LESSOR and LESSEE agree to add to the AGREEMENT two new exhibits, to wit, Exhibit D.1 and Exhibit F.1

FOURTH. The parties agree that the unamended portions of the AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement in the places and on the dates stated hereinbelow.

LESSOR                                      LESSEE
MRS. REFUGIO GEFFROY FLOURIE                MEADE INSTRUMENTS MEXICO, S. de R.L.
                                            de C.V.

By: /s/ Refugio Geffroy Flourie             By: /s/ Mark Peterson
    --------------------------------           ---------------------------------
Name: Refugio Geffroy Flourie               Name: Mr. Mark Peterson
Date:                                       Date: December 21, 1999
      ------------------------------              ------------------------------
Place: San Diego, CA.                       Place: Irvine, CA.

PVS                                         GUARANTOR
PARQUE INDUSTRIAL VALLE                     MEADE INSTRUMENTS HOLDING,CORP.
DEL SUR

By: /s/ Cesar Fernando Parra Jaramillo      By: /s/ Mark Peterson
    ----------------------------------      ------------------------------------
Name: Mr. Cesar Fernando Parra              Name: Mr. Mark Peterson
          Jaramillo
Date:   December 22, 1999                   Date:
      ------------------------------             -------------------------------
Place: San Diego, CA.                       Place: Irvine, CA.

MS. SANDERS
Ms. Beatrix Y. Sanders

/s/ Beatrix Y. Sanders
-----------------------------------
Date:   December 22, 1999
      -------------------
Place: San Diego, CA.